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          INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULE



The Board of Directors and Stockholder
Royster-Clark, Inc.:

  Under date of March 9, 2001, we reported on the consolidated balance sheets of Royster-Clark, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholder's equity and cash flows for the year ended December 31, 2000, the nine months ended December
31, 1999 and the year ended December 31, 1998, which are included herein. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement schedule. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

  In our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                                       /s/   KPMG  LLP

Norfolk, Virginia
March 9, 2001